UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2008

HERBORIUM GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-25277	88-0353141
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)		Number)

3 Oak Street, Teaneck, New Jersey	07666
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 836-2424

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Item 2.03.	Creation of A Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to a private offering, on February 19, 2008 and February 21, 2008, Herborium Group, Inc. (the “Company”) sold Units of its securities consisting of an aggregate $225,000 in principal amount of its Convertible Notes (the “Notes”), 225,000 shares of its Common Stock, par value $.001 per share (the “Common Stock”) and warrants (the “Warrants”) exercisable for 450,000 shares of the Common Stock.

The Warrants are exercisable for a period of five years from issuance. Half of the Warrants are exercisable at $.025 per share and half are exercisable at $.05 per share, subject to certain adjustments, including, but not limited to, adjustments for stock splits, stock dividends, mergers and consolidations.

The Notes are convertible, beginning six months after issuance or, if earlier, the closing of a qualified financing or an acquisition of the Company, into shares of Common Stock in whole or in part from time to time at the option of the investors at a Conversion Price equal to
•	$.025 or
•
80% of the issuance price in a qualified financing or in connection with an acquisition of the Company. The Notes define a qualified financing as the date upon which the Company completes the sale of Common Stock (or like security) for aggregate gross proceeds of at least $1.5 million.

The Conversion Price is subject to certain customary adjustments, including, but not limited to, adjustments for stock splits, stock dividends, mergers and consolidation.

The Notes bear interest at the rate of 10% per annum, payable semi-annually in shares of the Company’s common stock valued, for this purpose, at $.025 per share.

Unless converted to Common Stock, the principal balance of the each Note is payable upon demand made any time after the first anniversary of the issuance of the Note, or upon a qualified financing or acquisition of the Company. In addition, the Company is required to set aside 5% of its gross revenues for redemption of the principal amount of the Notes. The set-aside revenues will be distributed to the Note holders semi-annually, pro rata in accordance with the outstanding principal balance of each Note.

Pursuant to a Registration Rights Agreement, the Company has agreed to include the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants, as well as the shares of Common Stock issued to the investors, in any registration statement filed by the Company under the Securities Act of 1933 with respect to the Company’s equity securities to be sold by the Company or any other stockholder.

The Company’s Board of Directors has authorized the sale of up to an additional $275,000 principal amount of the Notes, in Units together with 275,000 shares of Common Stock and Warrants exercisable for 550,000 shares of Common Stock.

Southridge Investment Group is serving as the Company’s placement agent in connection with the offer and sale of the Notes, Common Stock and Warrants. In its capacity as placement agent, Southridge will be paid a cash fee equal to 10% of the gross proceeds received by the Company, as well as an expense allowance equal to 2% of the gross proceeds. In addition, Southridge will be issued Warrants exercisable for a number of shares of Common Stock equal to 10% of the aggregate shares issued by the Company in the private placement, assuming conversion and exercise of all of the Notes and Warrants. The placement agent warrants will be exercisable for 5 years at a price of $.03 per share. In its capacity as the Company’s financial advisor, Southridge is entitled to a retainer fee of 750,000 shares of the Company’s Common Stock, and one share for each $1 received by the Company in the private placement.

The offer and sale of the Notes, Common Stock and Warrants, and the Common Stock into which the Notes may be converted and for which the Warrants may be exercised (collectively, the “Securities”) by the Company to the investors was exempt from registration under the Securities Act in reliance upon Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. Each of the investors represented and warranted to the Company that it was an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. Each of the investors further represented and warranted that it was purchasing the Securities for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act. Any certificates issued representing the Notes, Common Stock or Warrants will be legended to indicate that they are restricted. No sale of the Securities involved the use of underwriters.

THE ABOVE DESCRIPTION OF, AMONG OTHER THINGS, THE TERMS OF THE
THE NOTES AND WARRANTS, IS QUALIFIED IN ITS ENTIRETY BY THE FORMS OF NOTE, WARRANT, REGISTRATION RIGHTS AGREEMENT AND SUBSCRIPTION AGREEMENT, WHICH ARE INCORPORATED BY REFERENCE HEREIN. THE COMPANY IS FILING THE FORMS OF NOTE, WARRANT, REGISTRATION RIGHTS AGREEMENT AND SUBSCRIPTION AGREEMENT, AS EXHIBITS 4.1, 4.2, 4.3 AND 10.1, RESPECTIVELY, TO THIS CURRENT REPORT ON FORM 8-K

Item 9.01.	Financial Statements and Other Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Convertible Note
4.2	Form of Warrant
4.3	Form of Registration Rights Agreement
10.1	Form of Subscription Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERBORIUM GROUP, INC.

Dated: February 25, 2007	By:	/s/ Agnes P. Olszewski
Dr. Agnes P. Olszewski
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Convertible Note
4.2	Form of Warrant
4.3	Form of Registration Rights Agreement
10.1	Form of Subscription Agreement